                                                                  Exhibit 99

                                                           S&S Program Funds

- ---------------------------------------------------------------------------



S&S PROGRAM MUTUAL FUND had a total return for 1993 of 11.5%, compared with 10.1% for the S&P 500. Performance was due to strength in financial, capital goods and technology stocks. S&S LONG TERM INTEREST FUND posted a total investment return for the year of 9.8%. This Fund outperformed its Lipper composite peer group average by 14% for the year.



ANNUAL REPORT DECEMBER 31, 1993



- -------------------------

SUMMARY DATA

(Dollars and units in millions except per unit data)





- ----------------------------------------------------------------------------------------------------------------------------

                                        YEARS ENDED DECEMBER 31

                                   1993        1992        1991    AVERAGE ANNUAL TOTAL RETURN (A)    1993   5-YEAR  10-YEAR

- ----------------------------------------------------------------------------------------------------------------------------


S&S PROGRAM MUTUAL FUND                                            S&S PROGRAM MUTUAL FUND           11.5%    14.5%    13.3%



Net Assets                     $1,805.2    $1,570.7    $1,367.1    Lipper/WSJ Growth and



Net Asset Value (per unit)     $  37.01    $  37.21    $  37.97       Income Funds                   11.6%    13.3%    13.0%



Number of Units Outstanding        48.8        42.2        36.0    S&P 500 (reinvested) (b)          10.1%    14.5%    14.9%





- ----------------------------------------------------------------------------------------------------------------------------

S&S LONG TERM INTEREST FUND                                        S&S LONG TERM INTEREST FUND        9.8%    11.3%    11.9%



Net Assets                     $3,238.1    $3,053.2    $2,523.4    Lipper composite peer group*       8.6%     9.9%    10.7%



Net Asset Value (per unit)     $  11.64   $   11.82   $   12.03    Lehman Brothers Aggregate



Number of Units Outstanding       278.3       258.2       209.8       Bond Index (b)                  9.7%    11.3%    11.9%








                      FOR INFORMATIONAL PURPOSES ONLY (d)



                                       Average Annual Total Return(a)

      (Unaudited)                       1993       5-Year   10-Year

      ---------------------------------------------------------------


      S&S Short Term Interest Fund      5.8%         8.4%         -

      S&S Money Market Fund             3.3%         6.4%      6.7%(c)

      GE Common Stock                  26.0%        22.1%     17.2%

      U.S. Savings Bonds (e)            4.0%(f)      6.0%      7.5%




AS AN ADDITIONAL FEATURE TO THE 1993 ANNUAL REPORT, THE SCHEDULES OF INVESTMENTS FOR THE S&S SHORT-TERM INTEREST FUND AND S&S MONEY MARKET FUND HAVE BEEN INCLUDED AS SUPPLEMENTAL INFORMATION. THESE SCHEDULES HAVE NOT BEEN AUDITED.



* Lipper composite peer group based on a blend of Lipper indices to conform with the S&S Funds objectives. (Consistently applied each year.)

(a) Funds' Average Annual Total Returns for periods ended December 31, 1993 are historical and assume changes in share price, reinvestment of dividends and capital gains. Past performance is no guarantee of future results. A Fund's net asset value and investment performance may fluctuate daily depending upon market conditions. Redemptions are made at current net asset value which may be more or less than the original investment.

(b) The Standard & Poor's Composite Index of 500 Stocks (S&P 500), and Lehman Brothers Aggregate Bond Index (LBKL) are unmanaged indices and do not reflect the actual cost of investing in the instruments that comprise each index. The S&P 500 Index is a composite of the prices of 500 widely held stocks recognized by investors to be representative of the stock market in general. The Lehman Brothers Aggregate Bond Index is a composite index of short-, medium- and long-term bond performance and is widely recognized as a barometer of the bond market in general. Results shown assume the reinvestment of interest.

(c) Fund's Average Annual Total Return since inception.

(d) Represents the performance of the other investment alternatives of the GE Savings & Security Program.

(e) Based on minimum guaranteed rate assuming bonds are held until maturity.

(f) If bonds were purchased during the period 1/1/93 through 2/28/93, the 1993 Average Annual Total Return would be based upon a minimum guaranteed rate (assuming the bonds are held until maturity) of 6.0%.


A LETTER FROM THE PRESIDENT
- ---------------------------------------------------------------------------

In 1993, the long-struggling U.S. recovery finally found its footing and gained momentum. Driven by low interest rates and pent-up demand, real GDP gained a very respectable 2.9% for the year. The declining federal defense budget, slow job growth, weak overseas demand and low oil prices meanwhile kept the economy from overheating and held inflation firmly in check. Business confidence grew steadily through the second half of the year as a result of the positive economic climate and improving confidence in the Clinton Administration.

For the financial markets, 1993 proved to be a strong year with superb all-around performance. Investors saw the stock market continue its steady upward climb, with the Dow reaching 3754 by year end and the S&P 500 finishing with a total return of 10.1%. The long bull market extended itself through 1993 to a record 40 months without a major correction. It was foreign stocks, however, which proved to be the top performing asset class, with the MSCI EAFE and World indexes recording 32.6% and 22.5% returns, respectively. The bond markets also enjoyed a good year as a result of lower interest rates, with the Lehman Brothers Aggregate Bond Index gaining 9.7%.

Looking ahead as we begin 1994, the fundamentals look very good for the U.S. economy. The fourth quarter of 1993 showed an impressive acceleration of growth without significant inflationary pressure and set a very positive tone for the new year. Overall, the financial markets should continue to fare well, although probably falling short of the levels set in 1993. We expect that the stock market will continue to be supported by economic expansion and the fruits of corporate restructuring. Investor nervousness and high valuations will, however, constrain major gains and could leave the market vulnerable to exogenous shocks. Our outlook is therefore one of cautious optimism, and we will be looking to individual company earnings to be the key performance driver. Overseas equity markets continue to offer growth potential and good value, making this year's prospects again look bright. With the Fed standing poised to attack any sign of inflation with modest interest rate hikes, fixed income markets will have difficulty duplicating the past year's performance. 1994 is likely to see taxable bonds trade within a relatively narrow range and earn their coupons.

On behalf of the team at GE Investments, it is our pleasure to serve you and we will continue to be dedicated to helping you meet your financial goals.

Sincerely,



Dale F. Frey
Chairman of the Board and President
General Electric Investment Corporation

A MESSAGE FROM THE MANAGERS
- ---------------------------------------------------------------------------



S&S PROGRAM MUTUAL FUND
- ---------------------------------------------------------------------------

Eugene K. Bolton, Portfolio Manager

The Fund achieved a total return of 11.5% in 1993, compared with 10.1% for the S&P 500 Index. Our Lipper/WSJ peer group of Growth and Income Funds had an average return of 11.6% for the year.

Your Fund outperformed the S&P 500 during the year due to an overweighting in financial, capital goods and technology stocks, and an underweighting in consumer-related companies. It is our belief that the economy will be driven by investment and capital spending over the next few years, and that consumer stocks will continue to underperform. We further believe that many of the companies which grew by raising prices in the 1980's will not be able to do so in the future. The stock market continues to be supported by steadily rising profits. This may continue with the benefit of low interest rates and ongoing productivity gains (an area where U.S. companies are outpacing their European and Japanese counterparts). Our best estimate is that company profits will rise 10-12% in 1994 and price/earnings ratios will be flat to down slightly. Earnings momentum will be key to individual stock performance, and volatility will remain high at the stock level. Whether high volatility will return to the stock market as a whole will depend on money flow and interest rates, and perhaps some unexpected event from outside the financial world. Money pouring into mutual funds has so far offset new equity offerings, but supply-demand balance remains a question for 1994.

We continue to seek investment in carefully researched larger companies that offer a balance of value and growth.

PORTFOLIO COMPOSITION

Capital Goods                                             14.3%
Financial Services                                        15.2%
Other                                                      4.8%
Transportation                                             3.5%
Energy & Basic Materials                                  15.3%
Utilities                                                  9.0%
Technology                                                 8.0%
Consumer                                                  29.9%


INVESTMENT OBJECTIVES

The objective of the S&S Program Mutual Fund is long-term growth of capital and income. The Fund invests principally in domestic common stocks or in securities convertible into common stocks. Cash, preferred stocks and bonds can also be held.


$10,000 INVESTMENT COMPARISON

                                    1984       1985     1986     1987     1988     1989    1990    1991    1992     1993
S&S Program Mutual Fund          $10,406    $13,232  $15,442  $15,411  $17,722  $23,057 $22,411 $28,955 $31,301  $34,900
S&P 500                           10,620     13,987   16,560   17,421   20,331   26,694  25,840  33,721  36,317   39,985

AVERAGE ANNUAL TOTAL RETURN
- ------------------------------------------------------------
                                   1 Yr.      5 Yr.   10 Yr.
S&S Program
   Mutual Fund                     11.5%      14.5%    13.3%
S&P 500 Index*                     10.1%      14.5%    14.9%

*  The S&P 500 Index is a composite of the prices of 500 widely held U.S.
   stocks.

The performance data quoted is past performance, which is not necessarily indicative of future performance.

- ---------------------------------------------------------------------------

S&S LONG TERM INTEREST FUND
- ---------------------------------------------------------------------------

Robert A. MacDougall, Portfolio Manager

For 1993, the Fund posted a total investment return of 9.8%, which compares favorably with the 8.6% average of our Lipper composite peer group and the 9.7% return of the Lehman Brothers Aggregate Bond Index. The S&S Long Term Interest Fund ranks in the top ten percent of its peers over a ten year period and in the top twenty percent over the past five years.

The bond market rallied sharply during the first three quarters of 1993. The modest growth environment proved particularly favorable for intermediate and long maturities, as rates fell more than 125 basis points (1.25%). Rates on shorter maturities fell considerably less as the Fed maintained a steady policy. The rally stalled during the fourth quarter amid signs of strengthening economic growth and fears of rising inflation.

Longer maturity government bonds demonstrated strong performance as the Treasury elected to shift new supply from long to short maturities, while investor demand for long paper remained strong. The Fund took advantage of this supply/demand imbalance by emphasizing long maturities. Corporate bonds were the best-performing sector as the financial restructuring of the last several years paid dividends in the form of improved profitability and healthier balance sheets. The Fund overweighted short to intermediate maturity corporate bonds to capture favorable supply and credit trends and earn incremental yield. The mortgage-backed sector posted disappointing returns for the first three quarters, as lower rates led to higher than anticipated prepayments. The sector staged a strong comeback during the fourth quarter, but it was not enough to offset the earlier underperformance. The Fund was generally neutral to underweighted in this sector.

For 1994, we expect a market environment where earning incremental yield will be more important than anticipating the direction of rates.

PORTFOLIO COMPOSITION

Mortgage Backed                                           27.5%
Corporate Notes                                           22.3%
Cash & Other                                               2.3%
U.S. Government                                           39.7%
Asset Backed                                               8.2%

INVESTMENT OBJECTIVES

The objective of the S&S Long Term Interest Fund is to achieve a high level of income consistent with prudent management and preservation of capital. The Fund invests principally in obligations of the U.S. Government and high grade corporate bonds and notes.


$10,000 INVESTMENT COMPARISON

                                    1984       1985     1986     1987     1988     1989    1990    1991    1992     1993
S&S Long Term Interest Fund      $11,820    $14,149  $16,738  $16,855  $18,102  $20,727 $22,675 $26,303 $28,118  $30,874
Lehman Brothers Aggregate
  Bond Index                      11,520     14,066   16,218   16,672   17,989   20,597  22,451  26,049  27,971   30,684

AVERAGE ANNUAL TOTAL RETURN
- ------------------------------------------------------------
                                   1 Yr.      5 Yr.   10 Yr.
S&S Long Term
   Interest Fund                    9.8%      11.3%    11.9%
Lehman Brothers
   Aggregate Bond
   Index*                           9.7%      11.3%    11.9%

* The Lehman Brothers Aggregate Bond Index is a composite of short, medium and long-term bond performance.

The performance data quoted is past performance, which is not necessarily indicative of future performance.

                                     - 3 -


FINANCIAL HIGHLIGHTS -
Selected data based on a unit outstanding during the year
- ---------------------------------------------------------------------------


S&S PROGRAM MUTUAL FUND


                                                  1993            1992          1991        1990        1989
Net asset value, beginning of year              $37.21          $37.97        $31.87      $35.33      $29.63

INCOME (LOSS) FROM INVESTMENT OPERATIONS:
   Net investment income                          1.04            1.09          1.18        1.27        1.36
   Net realized and unrealized gains
      (losses) on investments                     3.23            2.00          8.13      (2.29)        7.43
                                                ------          ------        ------      ------      ------
   TOTAL FROM INVESTMENT OPERATIONS               4.27            3.09          9.31      (1.02)        8.79
                                                ------          ------        ------      ------      ------
LESS DISTRIBUTIONS FROM:
   Net investment income                          1.04            1.09          1.18        1.33        1.36
   Capital gains                                  3.43            2.76          2.03        1.11        1.73
                                                ------          ------        ------      ------      ------
   Total distributions                            4.47            3.85          3.21        2.44        3.09
                                                ------          ------        ------      ------      ------
NET ASSET VALUE, END OF YEAR                    $37.01          $37.21        $37.97      $31.87      $35.33
                                                ======          ======        ======      ======      ======

TOTAL RETURN                                     11.5%            8.1%         29.2%      (2.8)%       30.1%


RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of year
   (in thousands)                           $1,805,194      $1,570,664    $1,367,091  $1,045,073  $1,062,324
   Ratio of net investment income
      to average net assets                      2.67%           2.91%         3.24%       3.73%       3.79%
   Ratio of expenses to average net assets        .11%            .11%          .14%        .21%        .24%
   Portfolio turnover rate                         37%             40%           29%         23%         27%

- ---------------------------------------------------------------------------

S&S LONG TERM INTEREST FUND


                                                  1993            1992          1991        1990        1989
Net asset value, beginning of year              $11.82          $12.03        $11.28      $11.26      $10.83

INCOME (LOSS) FROM INVESTMENT OPERATIONS:
   Net investment income                          0.77            0.89          0.97        0.89        1.00
   Net realized and unrealized gains
      (losses) on investments                     0.36          (0.10)          0.75        0.10        0.51
                                                ------          ------        ------      ------      ------
   TOTAL FROM INVESTMENT OPERATIONS               1.13            0.79          1.72        0.99        1.51
                                                ------          ------        ------      ------      ------
LESS DISTRIBUTIONS FROM:
   Net investment income                          0.77            0.89          0.97        0.97        1.00
   Capital gains                                  0.54            0.11          0.00        0.00        0.08
                                                ------          ------        ------      ------      ------
   Total distributions                            1.31            1.00          0.97        0.97        1.08
                                                ------          ------        ------      ------      ------
NET ASSET VALUE, END OF YEAR                    $11.64          $11.82        $12.03      $11.28      $11.26
                                                ======          ======        ======      ======      ======

TOTAL RETURN                                      9.8%            6.9%         16.0%        9.4%       14.5%


RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of year
      (in thousands)                        $3,238,094      $3,053,167    $2,523,428  $1,859,019  $1,396,257
   Ratio of net investment income
   to average net assets                         6.36%           7.55%         8.60%       8.95%       9.15%
   Ratio of expenses to average net assets        .07%            .07%          .06%        .12%        .18%
   Portfolio turnover rate                        154%             45%           65%        214%        387%

STATEMENTS OF ASSETS
AND LIABILITIES
- ---------------------------------------------------------------------------


December 31, 1993 (Amounts in thousands)                         S&S PROGRAM    S&S LONG TERM
                                                                 MUTUAL FUND    INTEREST FUND
ASSETS
   Investments in securities, at market
      (Cost $1,467,444 and $3,111,131, respectively)              $1,746,778       $3,164,894
   Temporary investments (at amortized cost)                          54,071          791,883
   Cash                                                                   12                5
   Foreign currency (Cost $188 and $0, respectively)                     187                0
   Receivable for investments sold                                     5,169           28,514
   Dividends receivable                                                3,832                0
   Interest receivable                                                   928           48,496
   Tax reclaim receivable                                                 41                0
   Receivable for fund units sold                                          0           54,200
                                                                  ----------       ----------
      TOTAL ASSETS                                                 1,811,018        4,087,992
                                                                  ----------       ----------
LIABILITIES
   Distributions payable to shareholders                                  23              457
   Payable upon return of securities loaned                                0          470,313
   Payable for investments purchased                                   4,784          377,020
   Payable for fund units repurchased                                    133               97
   Payable to investment advisor                                         492              540
   Accrued expenses                                                      392            1,471
                                                                  ----------       ----------
      TOTAL LIABILITIES                                                5,824          849,898
                                                                  ----------       ----------
NET ASSETS                                                        $1,805,194       $3,238,094
                                                                  ==========       ==========
NET ASSETS CONSIST OF:
   Capital paid in                                                $1,532,597       $3,159,556
   Accumulated net realized gain (loss)                              (6,687)           24,775
   Net unrealized appreciation (depreciation) on:
      Investments                                                    279,334           53,763
      Foreign denominated assets and liabilities                        (50)                0
                                                                  ----------       ----------
NET ASSETS                                                        $1,805,194       $3,238,094
                                                                  ==========       ==========
   Units outstanding ($25.00 and $10.00 par value,
      respectively)                                                   48,781          278,299
   Net asset value, offering and redemption price per unit            $37.01           $11.64






- -------------------
See Notes to Financial Statements

STATEMENTS OF OPERATIONS
- ---------------------------------------------------------------------------


For the Year ended December 31, 1993 (Amounts in thousands)      S&S PROGRAM    S&S LONG TERM
                                                                 MUTUAL FUND    INTEREST FUND
INVESTMENT INCOME
   INCOME:
      Dividends                                                     $42,113               $0
      Less: Foreign taxes withheld                                     (359)               0
      Interest                                                        5,811          209,256
                                                                   --------         --------
   TOTAL INCOME                                                      47,565          209,256
                                                                   --------         --------
   EXPENSES:
      Administrative expenses                                         1,071            1,178
      Unitholder servicing agent expenses                               163              153
      Transfer agent expenses                                           357              478
      Custody and accounting                                            183              389
      Professional fees                                                  27               51
      Registration, filing and printing                                  28               37
      Miscellaneous expenses                                             19               43
                                                                   --------         --------
      TOTAL EXPENSES                                                  1,848            2,329
                                                                   --------         --------
   NET INVESTMENT INCOME                                             45,717          206,927
                                                                   --------         --------

   NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
      Realized gain on investments                                  146,889          166,686
      Increase in unrealized appreciation
         (depreciation) on:
      Investments                                                    (7,511)         (71,038)
      Foreign denominated assets and liabilities                        (48)               0
                                                                   --------         --------
      Net realized and unrealized gain
         (loss) on investments                                      139,330           95,648
                                                                   --------         --------
      NET INCREASE IN NET ASSETS
      RESULTING FROM OPERATIONS                                    $185,047         $302,575
                                                                   ========         ========












- -------------------
See Notes to Financial Statements

STATEMENTS OF CHANGES
IN NET ASSETS
- ---------------------------------------------------------------------------

For the Years Ended December 31, 1993 and 1992
(Amounts in thousands)

                                                         S&S PROGRAM                      S&S LONG TERM
                                                         MUTUAL FUND                      INTEREST FUND
                                                  ---------------------------      ------------------------
                                                       1993              1992           1993           1992
INCREASE IN NET ASSETS
   OPERATIONS:
      Net investment income                      $   45,717        $   41,840     $  206,927     $  218,462
      Net realized gain on investment
         transactions                               146,889           107,898        166,686         25,844
      Net increase (decrease) in unrealized
         appreciation                                (7,559)          (32,789)       (71,038)       (46,950)
                                                 ----------        ----------     ----------     ----------
      Net increase from operations                  185,047           116,949        302,575        197,356
                                                 ----------        ----------     ----------     ----------
   DISTRIBUTIONS TO UNITHOLDERS FROM:
      Net investment income                         (45,727)          (41,817)      (206,927)      (219,190)
      Net realized gain on investment
         transactions                              (150,638)         (106,134)      (142,008)       (27,753)
                                                 ----------        ----------     ----------     ----------
                                                   (196,365)         (147,951)      (348,935)      (246,943)
                                                 ----------        ----------     ----------     ----------
   Decrease in net assets from
      operations and distributions                  (11,318)          (31,002)       (46,360)       (49,587)

   UNIT TRANSACTIONS:
      Proceeds from sale of units                   100,491           133,678        141,734        384,516
      Value of distributions reinvested             181,742           136,263        339,329        256,746
      Cost of units redeemed                        (36,385)          (35,366)      (249,776)       (61,936)
                                                 ----------        ----------     ----------     ----------
                                                    245,848           234,575        231,287        579,326
                                                 ----------        ----------     ----------     ----------
   TOTAL INCREASE IN NET ASSETS                     234,530           203,573        184,927        529,739

NET ASSETS
   Beginning of year                              1,570,664         1,367,091      3,053,167      2,523,428
                                                 ----------        ----------     ----------     ----------
   End of year                                   $1,805,194        $1,570,664     $3,238,094     $3,053,167
                                                 ==========        ==========     ==========     ==========
Undistributed net investment income,
   end of year                                           $0               $50             $0          $(728)


CHANGES IN FUND UNITS
- ------------------------------------------------------------------------------------------------------------
   Units sold by subscription                         2,591             3,463         12,048         32,042
   Issued for distributions reinvested                4,903             3,659         28,393         21,630
   Units redeemed                                      (923)             (919)       (20,360)        (5,208)
                                                 ----------        ----------     ----------     ----------
   NET INCREASE IN FUND UNITS                         6,571             6,203         20,081         48,464
                                                 ==========        ==========     ==========     ==========

- -------------------
See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS
December 31, 1993
- ---------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION OF THE FUNDS

The GE S&S Program Funds (the "Funds") are registered under the Investment Company Act of 1940 (as amended) ("the 1940 Act") as diversified, open-end management investment companies. The Funds are two of the investment options offered under the GE Savings & Security Program ("Program"). The Program, through a trust, owns 50% of the S&S Program Mutual Fund and 72% of the S&S Long-Term Interest Fund. The Funds operate as Employees' Securities Companies (as defined in the 1940 Act) and as such are exempt from certain provisions of the 1940 Act. The following summarizes the significant accounting policies of the Funds.

SECURITY VALUATION AND TRANSACTIONS

Securities for which exchange quotations are readily available are valued at the last sale price, or if no sales occurred on that day, at the quoted bid price. Certain fixed income securities are valued by a pricing service based upon a computerized matrix system and/or appraisals, both of which consider market transactions and dealer supplied valuations.

Temporary investments maturing within 60 days are valued at amortized cost or original cost plus accrued interest, each of which approximates current value.

Portfolio positions which cannot be valued as set forth above are valued at fair value under procedures approved by the Trustees.

The accounting records of the Funds are maintained in U.S. dollars. Investment securities and other assets and liabilities denominated in foreign currency are translated to U.S. dollars at the mean between the bid and offered quotations of currencies against U.S. dollars as last quoted by a recognized dealer.



Transactions are accounted for as of trade date. Cost is determined and gains and losses are based upon the first in first out method for both financial statement and federal tax purposes.

The Funds may invest in securities that trade in other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Fund to subsequently invest at less advantageous yields.

INCOME TAXES

It is each fund's policy to comply with all sections of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its unitholders. Therefore, no provision for federal income tax has been made.

INVESTMENT INCOME

Corporate actions (including cash dividends) are recorded net of nonrebateable tax withholdings on the ex-dividend date, except for certain foreign securities for which corporate actions are recorded as soon after the ex-dividend date as such information becomes available. Interest income is recorded on the accrual basis. All discounts and premiums on taxable bonds are amortized to call or maturity date.

EXPENSES

Most expenses of the Funds are directly identifiable to an individual Fund. Expenses which are not readily identifiable to a specific Fund are allocated in such a manner as deemed equitable by the Trustees, taking into consideration the nature and type of expense and the relative sizes of the Funds.

- ---------------------------------------------------------------------------

DISTRIBUTIONS TO UNITHOLDERS

The S&S Long Term Interest Fund declares daily dividends (paid monthly) equivalent to net investment income. The S&S Program Mutual Fund declares and pays dividends from net investment income annually. Both Funds declare and pay net realized capital gain distributions annually. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for the deferral of wash sales.

CHANGE IN ACCOUNTING FOR DISTRIBUTIONS TO UNITHOLDERS

(Dollars in thousands)

Effective for the year ended December 31, 1993, the Funds adopted Statement of Position 93-2: "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distributions by Investment Companies". As a result of this Statement, the Funds changed the classification of distributions to unitholders to better disclose the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, the components of net assets have been adjusted as follows:

                             UNDISTRIBUTED       ACCUMULATED
                            NET INVESTMENT      NET REALIZED      CAPITAL
                                    INCOME       GAIN (LOSS)      PAID IN
- --------------------------------------------------------------------------
S&S Program
   Mutual Fund                       ($40)            $1,885     ($1,845)
S&S Long Term
   Interest Fund                      728                 62        (790)

Net investment income, realized gains, net assets and net asset value per unit were not affected by this change.

OTHER

Included in realized gain/loss, unrealized appreciation/depreciation and dividend and interest income is the impact of changes in foreign exchange rates.

There are certain additional risks involved when investing in foreign securities that are not inherent in domestic securities. These risks may involve foreign currency exchange rate fluctuations, adverse political and economic developments and the imposition of unfavorable foreign governmental laws and restrictions.

The Funds may loan securities to established and recognized U.S. and foreign brokers and banks and receive a lenders fee. These fees are included in interest income. The loans of securities are collateralized by cash, letters of credit or Government securities. The collateral is segregated and maintained at all times with the custodian and must be equal to the current value of the securities loaned. In the event the counterparty (borrower) does not meet its contracted obligation to return the securities, the Funds may be exposed to the risk of loss of reacquiring the loaned securities at prevailing market prices.

2. COST OF SERVICES

During 1993 the Funds incurred expenses for the cost of services directed by General Electric Company's wholly owned subsidiary, General Electric Investment Corporation ("GEIC"), as Investment Adviser ("Investment Advisor") and for services GEIC rendered as unitholder servicing agent. These expenses are included as administrative expenses and unitholder servicing agent fees in the Statement of Operations. The Trustees received no compensation as Trustees for the S&S Funds.

- ---------------------------------------------------------------------------

3. AGGREGATE UNREALIZED APPRECIATION AND DEPRECIATION

(Dollars in thousands)

Aggregate gross unrealized appreciation/(depreciation) of investments for each Fund at December 31, 1993 for federal tax purposes were as follows:

                                     GROSS             GROSS          NET
                                UNREALIZED        UNREALIZED   UNREALIZED
                              APPRECIATION      DEPRECIATION APPRECIATION
- --------------------------------------------------------------------------
S&S Program
   Mutual Fund                    $318,110           $38,776     $279,334
S&S Long Term
   Interest Fund                    69,106            15,343       53,763


The aggregate cost of each Fund's investments was substantially the same for book and federal income tax purposes at December 31, 1993.

4. INVESTMENT TRANSACTIONS

(Dollars in thousands)

Purchases and sales of securities, other than U.S. Government obligations, short-term securities and options, for the year ended December 31, 1993 were:

                                           PURCHASES           SALES
- --------------------------------------------------------------------
S&S Program
   Mutual Fund                              $628,884        $600,977
S&S Long Term
   Interest Fund                           3,469,114       2,783,545

Purchases and sales of U.S. Government obligations for the year ended December 31, 1993 were:

                                           PURCHASES           SALES
- --------------------------------------------------------------------
S&S Program
   Mutual Fund                                     -               -
S&S Long Term
   Interest Fund                          $1,479,303      $1,898,818


5. SECURITY LENDING

At December 31, 1993 the S&S Long Term Interest Fund loaned securities having a value, including accrued interest, of approximately $463,100,000 and received $486,141,000 in cash and letters of credit as collateral for the loans. The net profit earned on lending activities is included in interest income in the Statement of Operations for the year ended December 31, 1993 and amounted to $1,775,000. Cash collateral received is invested in temporary investments at December 31, 1993.

SCHEDULES OF INVESTMENTS                                  December 31, 1993
(Dollars in Thousands)
- ---------------------------------------------------------------------------

S&S PROGRAM MUTUAL FUND

- --------------------------------------------------------------------

                                              Number
                                           of Shares           Value
- --------------------------------------------------------------------
COMMON STOCK - 89.5%
- --------------------------------------------------------------------
AEROSPACE - 2.2%
BE Aerospace Inc.                            143,038     $     1,448 (a)
General Dynamics Corp.                        13,783           1,271
Honeywell Inc.                                41,531           1,422
Lockheed Corp.                                71,741           4,896
Martin Marietta Corp.                         75,514           3,360
Raytheon Co.                                 209,233          13,809
Rockwell International Corp.                 120,822           4,486
TRW Inc.                                       9,308             645
United Technologies Corp.                    145,571           9,025

                                                              40,362
AUTOMOTIVE - 2.1%
Arvin Industries Inc.                         67,882           2,172
Chrysler Corp.                               101,944           5,429
Ford Motor Co.                               118,084           7,616
General Motors Corp.                         144,055           7,905
General Motors Corp.
   (Class H)                                  48,066           1,869
Goodyear Tire & Rubber Co.                   181,234           8,291
Magna International Inc.                      49,084           2,442
Mascotech Inc.                               100,939           2,814

                                                              38,538
BANKS & FINANCIAL SERVICES - 9.7%
American Express Co.                         271,851           8,393
Banc One Corp.                                84,953           3,324
Bank of New York Inc.                         21,143           1,205
Bankatlantic Federal
   Savings Bank                               60,869             837
Banque National Paris                         21,710           1,057 (a)
Banque National Paris
   (Warrants)                                 11,842              20 (a)
BayBanks Inc.                                 41,534           2,108
Beneficial Corp.                             350,010          13,388
Block H & R Inc.                              11,328             462
Boatmen's Bancshares Inc.                    162,352           4,850
Chemical Bank Corp.                           72,873           2,924
Continental Bank Corp.                        79,289           2,091
Corporacion Bancaria
   de Espana ADR                              65,370           1,381
Countrywide Credit Industries                 48,895           1,228
Crestar Financial Corp.                       48,066           2,013
Cullen Frost Bankers Inc.                     19,107             674
Dean Witter Discover & Co.                   166,131           5,752
Deutsche Bank AG                               3,776           1,918
Edwards A G Inc.                              52,860           1,520
Equitable Cos. Inc. (Series B)               115,011           3,105
Federal National Mortgage
   Assoc.                                    311,008          24,414
First Bank Systems Inc.                       96,281           2,961
First Chicago Corp.                           37,757           1,633
First Fidelity Bancorp                       113,840           5,180
First Interstate Bancorp                      33,982           2,179
First United Bank Group Inc.                  18,879             498
Firstar Corp.                                 32,093             991
Golden West Financial Corp.                   47,194           1,841
Hibernia Corp. (Class A)                      18,879             146
Itel Corp.                                    76,906           2,153 (a)
Liberty Bancorp Inc.                          13,215             370
Mellon Bank Corp.                             49,828           2,641
Meridian Bancorp Inc.                         24,543             699
Merrill Lynch & Co. Inc.                     185,010           7,770
MGIC Investment Corp.                         95,145           2,783
Morgan (J.P.) & Co. Inc.                     135,283           9,385
National City Corp.                           54,748           1,341
Nationsbank Corp.                            117,610           5,763
North American Mortgage Co.                   39,199             995
Norwest Corp.                                 73,060           1,781
PNC Bank Corp.                                43,419           1,259
Price T Rowe & Associates Inc.                41,532           1,204
Primerica Corp.                              387,936          15,081
Rollins Inc.                                  18,878             514
Salomon Inc.                                   7,551             612 (a)
Shawmut National Corp.                        20,007             435
Signet Banking Corp.                         151,027           5,248
Standard Federal Bank                        119,878           3,596

- -----------------------
See Notes to Schedule of Investments

                                              Number
                                           of Shares           Value
- --------------------------------------------------------------------
State Street Boston Corp.                     21,901     $       821
Student Loan Marketing Assoc.                  3,398             152
Transamerica Corp.                           142,172           8,068
UJB Financial Corp.                           33,982             807
Union Planters Corp.                          50,972           1,281
Wells Fargo &  Co.                            13,216           1,710
White River Corp.                             10,194             352 (a)

                                                             174,914
BROADCASTING, ENTERTAINMENT & MEDIA - 4.0%
Acclaim Entertainment Inc.                    78,052           1,660 (a)
Capital Cities/ABC Inc.                        4,908           3,041
CBS Inc.                                      13,216           3,813
Comcast Corp. (Class A)                      222,496           8,010
Disney (Walt) Co.                             37,757           1,609
Donnelley (R.R.) & Sons Co.                  106,664           3,320
Dun & Bradstreet Corp.                       113,324           6,984
Gannett Inc.                                 154,521           8,846
GC Cos Inc.                                    4,531             157 (a)
Interpublic Group Cos. Inc.                   10,573             338
King World Productions Inc.                   44,654           1,714 (a)
Knight Ridder Inc.                            10,516             628
Liberty Media Corp.                           71,738           2,089 (a)
Newbridge Networks Corp.                      33,646           1,842 (a)
News Corp. Ltd.                               36,050           1,902
Northern Telecom Ltd.                         75,513           2,331
Paramount Communications                      22,654           1,753
Reuters Holdings                              52,860           1,398
Reuters Holdings PLC ADR
(Class B)                                     67,961           5,369
Rio Hotel & Casino Inc.                      134,586           2,153 (a)
Tele Communications Inc.
   (Class A)                                 124,598           3,769 (a)
Time Warner Inc.                             212,377           9,398

                                                              72,124
BUILDING MATERIALS & CONSTRUCTION - 0.5%
Schuler Homes Inc.                            83,065           2,326 (a)
Sherwin Williams Co.                          52,873           1,890
Stanley Works                                 89,026           3,962

                                                               8,178

CHEMICAL - 3.0%
Air Products & Chemicals Inc.                173,316           7,670
American Cyanamid Co.                         60,726           3,051
Cabot Corp.                                   43,260           2,331
Du Pont de Nemours (E.I.)                    139,701           6,741
Ferro Corp.                                   74,570           2,386
FMC Corp.                                     77,029           3,630 (a)
Hercules Inc.                                 28,840           3,259
IMC Fertilizer Group Inc.                     39,079           1,773
Imperial Chemical Inds PLC                    72,521           3,427
Lubrizol Corp.                               115,158           3,930
Minerals Technologies Inc.                    72,099           2,091
Monsanto Co.                                  28,840           2,116
Morton International Inc.                     54,747           5,119
Unifi Inc.                                    90,617           2,435
Witco Corp.                                  118,936           3,791

                                                              53,750
CONSUMER RELATED - 8.0%
American Stores Co.                           75,514           3,247
Black & Decker Corp.                         115,530           2,282
Colgate Palmolive Co.                        241,254          15,048
Conagra Inc.                                  42,020           1,108
Cott Corp.                                    37,753             920
CPC International Inc.                        32,092           1,528
Dole Food Inc.                                73,372           1,963
Eastman Kodak Co.                            282,939          15,845
General Mills Inc.                           137,435           8,349
Harman International
   Industries Inc.                            86,519           2,487 (a)
Host Marriott Corp.                           66,076             603
Marriot International Inc.                    66,076           1,916
McDonalds Corp.                              249,003          14,193
Nestle SA                                      9,844           8,505
Newell Co.                                    22,656             915
Nine West Group Inc.                          67,293           1,985 (a)
Pepsico Inc.                                 563,206          23,021
Philip Morris Cos. Inc.                      286,679          15,982
Procter & Gamble Co.                         262,746          14,977
Promus Cos Inc.                               61,285           2,804 (a)
Ralston Purina Co.                             9,440             375

- -----------------------
See Notes to Schedule of Investments

SCHEDULE OF INVESTMENTS - (Continued)                     December 31, 1993
(Dollars in Thousands)
- ---------------------------------------------------------------------------


                                              Number
                                           of Shares           Value
- --------------------------------------------------------------------
Ryans Family Steak
   Houses Inc.                                15,481     $       139 (a)
Scholastic Corp.                               5,664             246 (a)
Stanhome Inc.                                 94,019           3,185
Wal Mart Stores Inc.                          83,065           2,077

                                                             143,700
DIVERSIFIED MANUFACTURING - 6.1%
Alco Standard Corp.                           86,269           4,724
Allied Signal Inc.                           221,401          17,491
Canadian Pacific Ltd.                        372,839           6,059
Dover Corp.                                   50,975           3,097
Grupo Carso SA de C V ADR                    164,998           3,589(a,b)
Hanson PLC ADR                               126,483           2,530
ITT Corp.                                    243,602          22,229
Litton Inds Inc.                              59,090           3,804 (a)
Loews Corp.                                  166,698          15,503
Minnesota Mining &
   Manufacturing                             135,925          14,782
Teleflex Inc.                                 39,645           1,467
Tenneco Inc.                                  25,108           1,321
Textron Inc.                                 120,661           7,029
Trinova Corp.                                 41,532           1,303
Tyco Interest Ltd.                            46,624           2,407
Welbilt Corp.                                101,003           1,995 (a)

                                                             109,330
DRUGS, HEALTH CARE & COSMETICS - 8.5%
Abbott Laboratories                          477,561          14,089
Allergan Inc.                                152,916           3,461
American Home Products
   Corp.                                     210,192          13,610
Arbor Drugs Inc.                              16,991             348
Astra AB                                      28,318             632
Avon Products Inc.                           115,159           5,600
Bausch & Lomb Inc.                            40,856           2,094
Baxter International Inc.                    141,120           3,440
Bristol-Myers Squibb Co.                     244,382          14,205
FHP International Corp.                       52,861           1,427 (a)
Fisher Scientific International
   Inc.                                       61,455           2,174
Gillette Co.                                   9,440             563
Health Care & Retirement
   Corp.                                      37,757             840 (a)
Healthtrust Inc.                              60,411           1,608 (a)
International Flavours                         3,398             387
Johnson & Johnson                            294,436          13,176
Kendall International Inc.                    14,065             647 (a)
Lilly Eli & Co.                              117,483           6,976
Merck & Co. Inc.                             332,261          11,421
Pfizer Inc.                                  174,626          12,049
Physician Corp. America                      107,384           2,685 (a)
Roche Holdings AG                              1,189           5,052
Schering AG                                    2,643           1,727
Schering Plough Corp.                         67,962           4,655
Smithkline Beecham PLC ADR                   396,174          10,845
Takecare Inc.                                159,681           9,122 (a)
Teva Pharmaceutical Inds Ltd.                 76,906           2,317
United Healthcare Corp.                       28,840           2,188
Upjohn Company                                33,038             962
Warner Lambert Co.                            77,401           5,225

                                                             153,525
ELECTRICAL & ELECTRONICS - 5.6%
Alcatel Alsthom                               30,864           4,401
Alcatel Alsthom ADR                           19,365             555
AMP Inc.                                      91,355           5,767
Amphenol Corp.                               105,673           1,744 (a)
Applied Materials Inc.                       158,578           6,145 (a)
Arrow Electronics Inc.                        72,099           3,010 (a)
BBC Brown Boveri                               5,667           4,144
Commonwealth Edison Co.                      190,674           5,387
Emerson Electric Co.                         254,416          15,329
Hewlett Packard Co.                          120,636           9,530
Hubbell Inc. (Class B)                       118,628           6,421
Intel Corp.                                  350,999          21,762
Loral Corp.                                   62,486           2,359
Molex Inc.                                    32,419           1,094
Motorola Inc.                                 24,033           2,220
National Semiconductor Corp.                  37,757             609 (a)
Perkin Elmer Corp.                           108,389           4,173
Texas Instruments Inc.                        27,373           1,738
Thermo Electron Corp.                         67,460           2,833 (a)
Varian Associates Inc.                        45,308           2,718

                                                             101,939

- -----------------------
See Notes to Schedule of Investments

                                              Number
                                           of Shares           Value
- --------------------------------------------------------------------
ELECTRIC UTILITIES - 2.2%
Baltimore Gas & Electric Co.                 119,309    $      3,027
Central & South West Corp.                   149,139           4,511
CMS Energy Corp.                             176,459           4,434
Dominion Resources Inc.                       60,411           2,741
Houston Industries Inc.                      118,934           5,664
NIPSCO Industries Inc.                       126,316           4,153
Pinnacle West Capital Corp.                  190,168           4,255
Southern Co.                                 210,494           9,288
Texas Utilities Co.                           58,361           2,524

                                                              40,597
ENERGY & ENERGY RELATED - 9.4%
Amoco Corp.                                  252,970          13,376
Anadarko Petroleum Co.                       182,874           8,298
Apache Corp.                                  67,293           1,573
Ashland Oil Co.                               52,873           1,804
Atlantic Richfield Co.                       103,831          10,928
Baker Hughes Inc.                            113,270           2,265
British Petroleum PLC ADR                     54,746           3,504
Burlington Resources Inc.                    207,947           8,812
Chevron Corp.                                 88,540           7,714
Dresser Industries Inc.                      215,577           4,473
Eastern Enterprises                           69,134           1,763
McDermott International Inc.                 169,815           4,500
Mobil Corp.                                  132,149          10,440
Occidental Petroleum Corp.                   159,694           2,735
Oryx Energy Co.                               41,533             716
Pennzoil Co.                                  89,435           4,762
Phillips Petroleum Co.                       238,757           6,924
Royal Dutch Petroleum Co.                    328,268          34,263
Santa Fe Energy Resources
   Inc.                                      358,786           3,229
Schlumberger Ltd.                            312,261          18,462
Societe Nationale Elf Aquitai                 79,370           2,798
Texaco Inc.                                  108,927           7,039
Unocal Corp.                                 171,817           4,789
USX Marathon Group                           311,456           5,139

                                                             170,306

FOREST PRODUCTS, PAPER & PACKAGING - 1.6%
Champion International Corp.                 198,001           6,608
Georgia Pacific Corp.                         59,311           4,078
Kimberly Clark Corp.                          45,309           2,350
Mead Corp.                                   139,701           6,287
Temple Inland Inc.                            83,065           4,184
Weyerhaeuser Co.                             130,265           5,813

                                                              29,320
INDUSTRIAL PRODUCTS & SERVICES - 0.9%
Browning-Ferris Industries Inc.               82,500           2,124
Flightsafety International Inc.               10,949             375
Fluor Corp.                                   75,885           3,073
Waste Management
   International PLC ADR                      16,992             297 (a)
Wheelabrator Technologies
   Inc.                                      110,803           1,967
WMX Technologies Inc.                        288,841           7,618

                                                              15,454
INSURANCE - 4.0%
Allstate Corp.                                45,309           1,337
American International
   Group Inc.                                154,164          13,528
Capital Holding Corp.                        228,549           8,485
Chubb Corp.                                   43,420           3,381
CMAC Investment Corp.                         60,411           1,676
Continental Corp.                            102,715           2,838
Fund American Cos. Inc.                       20,388           1,600 (a)
General Reinsurance Corp.                     74,871           8,011
Jefferson Pilot Corp.                         15,104             708
Life Partners Group Inc.                      34,358             691
Life USA Holdings Inc.                        37,757             713 (a)
Lincoln National Corp.                       147,254           6,406
Marsh & McLennan Cos.                         55,692           4,525
Navigators Group Inc.                         12,544             439 (a)
NWNL Cos. Inc.                                95,730           3,063
St. Paul Cos. Inc.                            75,515           6,787
TIG Holdings Inc.                            212,352           4,804
UNUM Corp.                                    62,300           3,271

                                                              72,263

- -----------------------
See Notes to Schedule of Investments

SCHEDULE OF INVESTMENTS - (Continued)                     December 31, 1993
(Dollars in Thousands)
- ---------------------------------------------------------------------------

                                              Number
                                           of Shares           Value
- --------------------------------------------------------------------
MACHINERY & MACHINE TOOLS - 1.2%
Briggs & Stratton Corp.                       33,646   $       2,776
Caterpillar Inc.                              21,971           1,955
Cooper Industries Inc.                        98,858           4,869
Danaher Corp.                                 26,430           1,008
Deere & Co.                                   45,307           3,353
Ingersoll Rand Co.                           105,719           4,044
Kennametal Inc.                               47,753           2,125
Navistar International
   Corp. Inc.                                 61,355           1,450 (a)

                                                              21,580
MERCHANDISING - 5.8%
American Greetings Corp.                      89,090           3,029
Baker J. Inc.                                 96,133           1,682
Barnes & Noble Inc.                           45,663           1,136 (a)
Blockbuster Entertainment
   Corp.                                      57,679           1,766
Charming Shoppes Inc.                        390,297           4,635
Circuit City Stores Inc.                     240,325           5,227
CML Group Inc.                                86,519           2,044
CUC International Inc.                       120,153           4,326 (a)
Dayton Hudson Corp.                           37,757           2,520
Duracell International Inc.                   28,317           1,016
Federated Department
   Stores Inc.                               254,712           5,285 (a)
Harcourt General Inc.                         45,309           1,642
Hasbro Inc.                                  135,727           4,920
Home Depot Inc.                               24,216             957
K Mart Corp.                                  37,757             802
Limited Inc.                                 283,197           4,850
May Department Stores Co.                     43,043           1,695
Melville Corp.                                84,953           3,451
Phillips Van Heusen Corp.                     60,028           2,251
Reebok International Ltd.                     75,514           2,265
Rite Aid Corp.                               130,556           2,073
Russell Corp.                                  7,551             213
Sears Roebuck & Co.                          415,173          21,900
Sun Television & Appliances                  110,552           2,349
Talbots Inc.                                  83,289           2,207 (a)
TJX Cos. Inc.                                462,956          13,484
Toys 'R Us                                   160,525           6,561 (a)
Warnaco Group Inc.                            37,757           1,147 (a)

                                                             105,433
METALS - 0.9%
Alcan Aluminum Ltd.                           49,084           1,019
Allegheny Ludlum Corp.                        96,133           2,296
American Barrick Res. Corp.                  124,597           3,551
Birmingham Steel Corp.                       151,027           4,191
Magma Copper Co.                              93,377           1,237 (a)
Placer Dome Inc.                              41,530           1,033
Reynolds Metals Co.                           21,898             994
Wheeling Pittsburgh Corp.                    120,821           2,069 (a)
                                                              16,390
NATURAL GAS - 0.6%
Associated Natural Gas Corp.                  37,758           1,194
Consolidated Natural Gas Co.                  75,513           3,549
Enserch Corp.                                183,596           2,983
Nabors Industries Inc.                       181,234           1,427 (a)
Questar Corp.                                 45,308           1,495

                                                              10,648
OFFICE EQUIPMENT & SUPPLIES - 4.1%
Apple Computer                                96,280           2,816
Automatic Data Processing Inc.               164,382           9,082
Compaq Computer Corp.                         43,595           3,226 (a)
Compuware Corp.                               77,402           2,012 (a)
Dell Computer Corp.                           28,318             641 (a)
Equifax Inc.                                  65,313           1,788
First Financial Management
   Corp.                                     175,572           9,964
Informix Corp.                                96,133           2,043 (a)
International Business
   Machines                                  168,936           9,545
Microsoft Corp.                               18,879           1,522 (a)
Novell Inc.                                   90,619           1,880 (a)
Pitney Bowes Inc.                            443,531          18,351
Silicon Graphics Inc.                         86,520           2,141 (a)
Sun Microsystems Inc.                         75,513           2,199 (a)
Tandem Computers Inc.                         32,020             348 (a)
Tech Data Corp.                               86,519           3,115 (a)
Teradyne Inc.                                 91,326           2,534 (a)

                                                              73,207

- -----------------------
See Notes to Schedule of Investments

                                              Number
                                           of Shares           Value
- --------------------------------------------------------------------
TELEPHONE & UTILITIES - 6.0%
American Telephone &
   Telegraph                                 639,990    $     33,599
GTE Corp.                                    421,289          14,745
International Cabletel Inc.                    8,306             195 (a)
McCaw Cellular
   Communications Inc.
   (Class A)                                  45,308           2,288 (a)
MCI Communications Corp.                     645,324          18,230
NYNEX Corp.                                  191,201           7,672
Pacific Telesis Group                        202,000          10,908
Pactel Corp.                                 126,208           3,139 (a)
Rochester Telephone Corp.                     83,388           3,763
Southwestern Bell Corp.                      170,863           7,091
Sprint Corp.                                 128,521           4,466
United States West Inc.                       54,749           2,512

                                                             108,608
TRANSPORTATION - 3.1%
Burlington Northern Inc.                     135,925           7,867
CSX Corp.                                     31,151           2,523
Interpool Inc.                                81,178           1,624 (a)
Kansas City Southern
   Industries                                220,877          11,375
Kirby Corp.                                  100,939           2,158 (a)
Roadway Services Inc.                         14,420             865
Santa Fe Pacific Corp.                       115,359           2,567
Singapore Airlines Ltd.                      187,828           1,576
TNT Freightways Corp.                         97,335           2,628
Union Pacific Corp.                          310,173          19,425
Xtra Corp.                                    51,431           2,456

                                                              55,064
TOTAL COMMON STOCK
   (COST $1,350,082)                                       1,615,230


CONVERTIBLE PREFERRED STOCK - 4.7%
- --------------------------------------------------------------------
Alco Std. Corp.
   (Series AA), 2.375%                        52,366           3,613
Alexander & Alexander Services Inc.
   (Series A), 3.625%                         64,263           2,859 (b)
AMR Corp. (Series A), 3.00%                   52,859           2,775 (b)
Burlington Northern Inc.
(Series A), 6.25%                             25,679           1,753
Chemical Bank Corp., 10.00%                   88,566           7,395 (b)
Citicorp, 1.217%                             245,419           4,878
Citicorp, 5.375%                               7,951             869
Conagra Inc. (Series E),
   1.687%                                        66,834           2,089
Cooper Industries Inc., 1.60%                121,359           3,504
Ford Motor Co. (Series A),
   4.20%                                     110,824          12,024
K Mart Corp. (Series A),
   3.41%                                     151,027           6,702
Kaufman & Broad Home Corp.
   (Series B), 1.52%                          44,402             982
Magma Copper Co. (Series E),
   6.00%                                      15,907             923
Magma Copper Co., 5.625%                      21,731           1,209
McDermott International Inc.,
   2.875%                                     22,097           1,066 (b)
National City Corp., 8.00%                    61,764           4,231
Newmont Mining, 2.75%                         37,757           2,586 (b)
Occidental Petroleum Corp.,
   3.875%                                     73,027           3,743 (b)
Sears Roebuck & Co. (Series A),
   3.75%                                     273,737          15,398
Tenneco Inc. (Series A),
   2.80%                                      75,513           3,162
Unocal Corp., 7.00%                           46,688           2,638 (b)

TOTAL CONVERTIBLE PREFERRED STOCK
   (COST $72,426)                                             84,399


                                           Principal
                                              Amount           Value
- --------------------------------------------------------------------
CONVERTIBLE BONDS - 1.1%
- --------------------------------------------------------------------
Ames Department Stores Inc.
   7.375%, 01/01/97                         $     79              16
Astra AB
   9.25%, 08/30/94                             1,370             822
Banco Nacional de Mexico SA
   7.00%, 12/15/99                             3,735           4,706 (b)
Delta Air Lines Inc.
   3.23%, 06/15/03                             5,304           4,402

- -----------------------
See Notes to Schedule of Investments

SCHEDULE OF INVESTMENTS - (Continued)                     December 31, 1993
(Dollars in Thousands)
- ---------------------------------------------------------------------------

                                           Principal
                                              Amount           Value
- --------------------------------------------------------------------
Henderson Capital
   International Ltd.
   4.00%, 10/28/96                          $  1,885     $     1,838 (b)
Home Depot Inc.
   4.50%, 02/15/97                             1,087           1,293
Lend Lease Finance
   International Ltd.
   4.75%, 06/01/03                               885           1,007 (b)
Manpower Inc.
   6.25%, 10/01/02                             2,343           2,647 (b)
Rothschild (L.F.) Holdings Inc.
   13.62%, 02/15/94                               16               0
Shangri Louisiana Asia
   2.875%, 12/16/01                            1,608           1,508 (b)
Thermo Electronics
   4.875%, 08/01/97                            1,579           2,195

TOTAL CONVERTIBLE BONDS
   (COST $19,916)                                             20,434


NOTES - 1.5%
- --------------------------------------------------------------------
U.S. Treasury Notes
   8.50%, 08/15/95
   (Cost $25,020)                             25,000          26,715

TOTAL INVESTMENTS IN SECURITIES
   (COST $1,467,444)                                       1,746,778


TEMPORARY INVESTMENTS - 3.0%
- --------------------------------------------------------------------
Bayerische Vereinsbank AG
   3.25%, 01/03/94                          $  2,790     $     2,790
Federal Home Loan Bank
   3.18%, 01/18/94                             5,000           4,993
Federal Home Loan Mortgage Corp.
   3.12%, 01/13/94                            15,000          14,984
Federal Home Loan Mortgage Corp.
   3.15%, 01/04/94                            10,000           9,998
Federal National Mortgage Assoc.
   3.08%, 01/03/94                            21,310          21,306

TOTAL TEMPORARY INVESTMENTS
   (COST $54,071)                                             54,071

OTHER ASSETS AND
   LIABILITIES, NET 0.2%                                       4,345
                                                          ----------

NET ASSETS - 100%                                         $1,805,194
                                                          ==========

- ---------------------------------------------------------------------------

S&S LONG TERM INTEREST FUND
- ---------------------------------------------------------------------------

                                           Principal
                                              Amount           Value
- --------------------------------------------------------------------
BONDS AND NOTES  - 97.7%
- --------------------------------------------------------------------
U.S. GOVERNMENTS - 39.7%

U.S. Treasury Bonds
Coupon            Maturity
- ------            --------
7.125%            02/15/23                   $79,000    $     85,431 (c)
7.625%            11/15/22                    25,000          28,535
8.125%            08/15/19                   144,645         172,196
9.875%            11/15/15                    91,500         126,870
10.375%           11/15/12                   125,250         172,943

                                                             585,975

U.S. Treasury Notes
Coupon            Maturity
- ------            --------
3.875%            10/31/95                    33,700          33,542 (c)
4.375%            08/15/96                    15,000          14,977 (c)
6.25%             02/15/03                    85,822          88,692 (c)
7.50%             01/31/96                    43,150          45,881
7.75%             02/15/01                    31,000          34,938
7.875%            02/15/96-04/15/98          139,500         153,473
7.875%            02/15/96                   110,000         117,838 (c)
8.50%             11/15/00                    56,000          65,415
8.75%             10/15/97                   100,000         113,078 (c)

                                                             667,834

Federal Agencies

Federal National Mortgage Assoc.
   8.20%, 12/23/96                            10,000          11,000
Tennessee Valley Authority
   7.75%, 12/15/22                            19,000          19,783

                                                              30,783
TOTAL U.S. GOVERNMENTS
   (COST $1,266,532)                                       1,284,592


MORTGAGE BACKED - 27.5%

Federal Home Loan Mortgage Corp.
Coupon            Maturity
- ------            --------
3.733%            TBA                        $33,790    $     34,334(d,h)
6.25%             11/01/12                       692             702
6.75%             10/01/03-03/01/06              976             999
7.00%             02/01/09-06/01/23            1,440           1,481
7.25%             04/01/04                     2,574           2,666
7.50%             12/01/05-06/01/08            1,627           1,689
7.75%             05/01/08                     1,395           1,461
8.00%             12/01/00-05/01/09           41,681          43,519
8.25%             05/01/12                     1,096           1,144
8.50%             08/01/01-11/01/10           37,691          39,604
8.75%             08/01/05-03/15/21           10,707          10,892
9.00%             10/01/09                     1,539           1,629

                                                             140,120

Federal National Mortgage Assoc.
Coupon            Maturity
- ------            --------
6.50%             TBA                        157,480         156,593 (d)
7.00%             07/01/23                       586             596
7.50%             04/01/22-10/25/23           11,806          12,226
7.816%            04/25/20                     7,625           7,969
8.00%             TBA                         35,130          36,844 (d)
8.50%             08/01/11                     1,913           2,020
9.50%             07/25/10                    15,000          15,135

                                                             231,383

Government National Mortgage Assoc.

Coupon            Maturity
- ------            --------
6.50%             06/15/08-07/15/08           21,962          22,355
6.50%             TBA                         19,550          19,421 (d)
7.00%             10/15/23                    10,548          10,741
7.50%             07/15/08-09/15/23           67,617          70,498
8.00%             03/15/23-07/15/23           23,640          24,921
8.00%             TBA                         96,000         101,290 (d)
8.25%             05/15/08                       685             732
8.50%             02/15/17-03/15/23           30,760          32,661
9.00%             06/15/16-01/15/21           39,389          42,165

                                                             324,784
- -----------------------
See Notes to Schedule of Investments

SCHEDULE OF INVESTMENTS - (Continued)                     December 31, 1993
(Dollars in Thousands)
- ---------------------------------------------------------------------------

                                           Principal
                                              Amount           Value
- --------------------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS
American Housing Trust VIII-M
   11.00%, 01/25/21                         $      7     $     2,989 (f)
CMC Securities Corp. 1993-IA1
   5.26%, 09/25/23                             4,855           5,060 (h)
Residential Resources Inc. 8C
   8.00%, 10/01/18                             4,710           4,965
Salomon Brothers Mortgage
   Securities Inc. 1984-1Z
   8.125%, 11/01/12                            9,564          10,046

Federal Home Loan Mortgage Corp.
Coupon            Maturity
- ------            --------
7.00%             05/15/99-12/15/06           28,478          29,163
8.25%             07/15/19                     6,000           6,168
9.50%             05/15/18                     8,500           8,878
10.00%            10/15/19                     6,500           6,833

                                                              51,042
Federal National Mortgage Assoc.
Coupon            Maturity
- ------            --------
6.25%             07/25/07                     3,500           3,495
7.00%             01/25/21                    10,000          10,263
7.25%             01/25/19                     5,400           5,507
7.50%             09/25/05-11/25/16           35,514          36,211
7.95%             11/25/19                    14,000          14,413
8.00%             11/25/17                     8,800           9,199
8.50%             07/25/18                    17,000          17,794
8.75%             06/25/18                    10,000          10,516
8.80%             04/25/17                    12,000          12,537

                                                             119,935
TOTAL COLLATERALIZED MORTGAGE
   OBLIGATIONS                                               194,037

TOTAL MORTGAGE BACKED
   (COST $873,408)                                           890,324

ASSET BACKED - 8.2%

American Express Master Trust 1993-1A
   5.375%, 07/15/01                           15,650          15,245
Capital Auto Receivable 1993-1A6
   4.90%, 02/15/98                               20,000          20,073
First Chicago Master Trust 1993-HA
   3.512%, 04/15/00                            5,000           4,991 (g)
First Deposit 1993-1A
   4.90%, 06/15/00                            20,000          20,094
First USA Credit Card Master
   Trust 1993-2A
3.462%, 04/15/99                              18,000          18,000 (g)
General Motors
   Acceptance Corp. 1992-DA
   5.55%, 05/15/97                             8,563           8,697
Green Tree Financial Corp.
   3.812%, 07/15/18                           10,784          10,817 (g)
Household Affinity Credit
   Card Trust 1993-1A
   3.512%, 09/15/00                           37,900          37,889 (g)
Household Finance Corp. 1991-1A3
   8.15%, 03/19/96                            18,097          19,004
MBNA Master Credit
   Card Trust 1993-1A
   3.612%, 03/15/00                           20,000          20,018 (g)
MBNA Master Credit Card
   Trust 1993-2A
3.462%, 07/15/98                              50,000          49,995 (g)
Nationsbank Credit Card
   Master Trust 1993-1A
   4.75%, 09/15/98                            22,500          22,439
Standard Credit Card
   Trust 1991-1A
8.50%, 08/07/97                                6,400           6,940
Standard Credit Card
   Trust 1993-3A
   5.50%, 02/07/00                            10,000           9,990
US Auto Receivables
   Trust 1991-2A
   8.00%, 03/15/96                             3,137           3,239

TOTAL ASSET BACKED
   (COST $266,730)                                           267,431

- -----------------------
See Notes to Schedule of Investments

- ---------------------------------------------------------------------------

                                           Principal
                                              Amount           Value
- --------------------------------------------------------------------
CORPORATE NOTES - 22.3%
Aetna Life Assurance
   5.195%, 09/15/96                        $   7,446    $     10,083(i,j)
Arkla Inc.
   8.00%, 01/15/97                             5,209           5,208
Arkla Inc.
   9.875%, 04/15/97                            4,770           5,187
Associates Corp. North America
   7.50%, 10/15/96                             5,000           5,307
Associates Corp. North America
   12.40%, 10/01/95                            5,000           5,642
Bergen Brunswig Corp.
   5.625%, 01/15/96                            5,000           4,998
Caterpillar Financial Services
   8.95%, 05/21/00                            13,500          15,607
Centel Capital Corp.
   9.00%, 10/15/19                             6,540           7,956
Chase Manhattan Corp.
   4.35%, 07/15/03                            10,000          10,050 (g)
Chase Manhattan Corp.
   7.58%, 07/23/99                            13,800          14,884
Chase Manhattan Corp.
   7.59%, 01/30/96                            19,500          20,528
Chemical Banking Corp.
   8.50%, 02/15/02                             6,900           7,786
Chrysler Corp.
   13.00%, 03/01/97                            9,355          10,244
Chrysler Financial Corp.
   6.50%, 06/15/98                            20,000          20,458
Citicorp
   8.55%, 03/17/97                            13,000          14,198
Citicorp
   8.625%, 12/01/02                            4,000           4,510
Citicorp
   9.00%, 04/15/99                             8,100           9,211
Citicorp
   9.75%, 08/01/99                             5,000           5,888
Citicorp
   10.15%, 02/15/98                            4,000           4,634
Cleveland Electric
   Illuminating Co.
   7.42%, 08/01/01                            20,000          20,336
Commonwealth Edison Co.
   9.05%, 10/15/99                            10,000          11,391
Countrywide Funding Corp.
   6.88%, 08/03/98                             6,700           7,015
Delta Air Lines Inc.
   7.79%, 12/01/98                             4,000           4,016
Electrolux AB
   7.00%, 01/29/98                            20,000          20,633
Ford Motor Credit Corp.
   3.65%, 06/02/98                            23,000          23,177 (g)
Ford Motor Credit Corp.
   8.25%, 05/15/96                            11,605          12,453
Ford Motor Credit Corp.
   8.875%, 08/01/96                           13,285          14,520
Ford Motor Credit Corp.
   9.20%, 05/01/95                            25,000          26,573
General Motors Acceptance Corp.
   5.65%, 06/18/96                            15,000          15,146
General Motors Acceptance Corp.
   6.10%, 09/11/97                            13,600          13,777
General Motors Acceptance Corp.
   7.50%, 01/29/98                            20,000          21,179
General Motors Acceptance Corp.
   7.65%, 02/03/97                            14,000          14,854
General Motors Acceptance Corp.
   7.85%, 11/17/97                            16,000          17,135
General Motors Acceptance Corp.
   9.45%, 05/18/95                            12,000          12,772
Goldman Sachs Group L P
   6.875%, 09/15/99                           10,000          10,237 (b)
Grace (WR) & Co.
   7.40%, 02/01/00                            10,000          10,477
Gulf Utilities Co.
   7.46%, 11/01/99                             5,000           5,307
Korea Electric Power Corp.
   6.375%, 12/01/03                           15,000          14,570
Lehman Brothers
   5.04%, 12/15/03                            18,000          18,000

- -----------------------
See Notes to Schedule of Investments

SCHEDULE OF INVESTMENTS - (Continued)                     December 31, 1993
(Dollars in Thousands)
- ---------------------------------------------------------------------------

                                           Principal
                                              Amount           Value
- --------------------------------------------------------------------
Lockheed Corp.
   5.65%, 04/01/97                         $  15,000   $      15,215
Long Island Lighting Co.
   7.30%, 07/15/99                             5,000           5,071
Long Island Lighting Co.
   7.50%, 03/01/07                            16,500          16,728
Manitoba Province Canada
   6.875%, 09/15/02                            5,000           5,191
Massachusetts Mutual
   Life Insurance
   5.27%, 12/16/96                             9,905          12,352 (j)
McDonnell Douglas Corp.
   8.25%, 07/01/00                            10,000          10,785
McDonnell Douglas Corp.
   9.25%, 04/01/02                             5,000           5,662
NCNB Corp.
   9.125%, 10/15/01                            6,400           7,450
News America Holdings Inc.
   7.50%, 03/01/00                            25,000          25,985
News America Holdings Inc.
   12.00%, 12/15/01                           10,000          12,074
Ontario Province Canada
   7.375%, 01/27/03                           10,000          10,629
Ontario Province Canada
   8.00%, 10/17/01                             5,500           6,076
Paine Webber Group Inc.
   8.62%, 05/06/97                             5,000           5,477
Paine Webber Group Inc.
   8.76%, 03/11/97                            10,000          10,970
Petroliam Nasional Berha
   6.875%, 07/01/03                           14,000          14,272 (b)
RJR Nabisco Inc.
   8.75%, 08/15/05                            10,000           9,753
Sears Roebuck & Co.
   9.03%, 03/21/95                             3,000           3,165
Sears Roebuck & Co.
   9.43%, 05/24/95                             3,000           3,200
Southern California Gas Co.
   6.50%, 12/15/97                             6,960           7,151
Super Value Store
   5.875%, 11/15/95                            2,500           2,552
Texas Utilities Electric Co.
   5.875%, 04/01/98                           10,000          10,126
Time Warner Inc.
   6.05%, 07/01/95                            20,000          20,171 (b)
Toledo Edison Co.
   7.38%, 03/31/00                            11,000          10,990
USX Marathon Group
   6.375%, 07/15/98                            5,000           4,879
USX Marathon Group
   8.875%, 09/15/97                           10,000          10,676

TOTAL CORPORATE NOTES
   (COST $704,461)                                           722,547

TOTAL INVESTMENTS IN SECURITIES
   (COST $3,111,131)                                       3,164,894


TEMPORARY INVESTMENTS  - 24.5%
- --------------------------------------------------------------------
Abbey National PLC
   3.22%, 03/22/94                            25,000          24,821
Algemene Bank Nederland N.V.
   3.22%, 01/19/94                             9,700           9,700
Bank of New York
   3.33%, 01/10/94                            15,000          15,000
Bank of Nova Scotia
   3.23%, 01/19/94                            20,000          20,000
Bank of Nova Scotia
   3.25%, 01/21/94                             2,600           2,600
Bank of Nova Scotia
   3.31%, 01/18/94                            37,500          37,500
Bankers Trust Co.
   3.22%, 01/21/94                             1,600           1,597
Bayerische Landesbank
   3.438%, 04/18/94                           19,000          19,000
Bayerische Vereinsbank AG
   3.15%, 01/10/94                             9,700           9,692
Bayerische Vereinsbank AG
   3.25%, 01/10/94                             2,000           2,000
Bear Stearns & Co.
   3.33%, 01/18/94                            51,700          51,619
Beneficial Corp.
   3.33%, 05/27/94                            16,500          16,500
C.S. First Boston Inc.
   3.29%, 01/18/94                            15,000          14,977

- -----------------------
See Notes to Schedule of Investments

- ---------------------------------------------------------------------------
                                           Principal
                                              Amount           Value
- --------------------------------------------------------------------
Commerzebank
   3.20%, 01/25/94                         $   2,400   $       2,400
Commonwealth Bank Australia
   3.25%, 01/27/94                             2,000           1,995
Credit Agricole
   3.14%, 01/10/94                             9,700           9,692
Credit Agricole
   3.35%, 01/10/94                             2,000           2,000
Credit Italiano
   3.29%, 01/18/94                            15,000          14,977
Credit Suisse
   3.438%, 05/16/94                           30,000          30,000
Dresdner Bank AG
   3.18%, 01/24/94                             2,500           2,500
Dresdner Bank AG
   3.23%, 01/20/94                            20,000          20,000
Dresdner Bank AG
   3.50%, 01/03/94                            36,000          36,000
Eiger Capital Corp.
   3.32%, 01/21/94                            45,300          45,216
Federal Farm Credit Bank
   3.13%, 01/21/94                            12,000          11,979
Federal Farm Credit Bank
   3.13%, 01/26/94                            10,000           9,978
Federal Farm Credit Bank
   3.186%, 01/27/94                           27,000          26,940
Federal Farm Credit Bank
   3.30%, 01/03/94                            36,840          36,840
Federal Home Loan Bank
   3.13%, 01/13/94                            40,000          39,958
Federal Home Loan Bank
   3.15%, 01/06/94                            10,000           9,996
Federal Home Loan Bank
   3.18%, 01/18/94                            59,300          59,211
Federal Home Loan
   Mortgage Corp.
   3.12%, 01/13/94                            21,400          21,378
Federal Home Loan
   Mortgage Corp.
   3.14%, 01/20/94                            25,935          25,892
Goldman Sachs Group LP
   3.25%, 02/02/94                             2,600           2,592
Kredietbank
   3.25%, 01/18/94                             2,000           1,997
Kredietbank
   3.37%, 01/26/94                            15,500          15,500
Merrill Lynch & Co. Inc.
   3.25%, 02/03/94                             1,800           1,795
Mitsubishi Bank
   2.813%, 01/03/94                           19,600          19,600
Mitsubishi Bank
   3.25%, 02/18/94                            11,200          11,200
Mitsubishi Bank
   3.34%, 01/18/94                            50,000          50,000
Mitsubishi Bank
   6.50%, 01/03/94                               700             700
Morgan Stanley Group Inc.
   3.30%, 01/13/94                             1,450           1,448
Royal Bank of Canada
   3.18%, 01/20/94                             9,700           9,700
Royal Bank of Canada
   3.32%, 01/18/94                             2,500           2,500
San Paolo
   3.25%, 01/20/94                             2,500           2,496
Societe Generale
   3.30%, 01/13/94                             9,000           9,000
Societe Generale
   3.36%, 05/03/94                             3,000           3,000
Toronto Dominion Bank
   3.25%, 01/28/94                             1,400           1,397
Toronto Dominion Bank
   5.50%, 01/03/94                            27,000          27,000

TOTAL TEMPORARY INVESTMENTS
   (COST $791,883)                                           791,883

OTHER ASSETS AND
   LIABILITIES (22.2%)                                     (718,683)
                                                          ----------

NET ASSETS - 100%                                         $3,238,094
                                                          ==========

- -----------------------
See Notes to Schedule of Investments

NOTES TO SCHEDULE OF INVESTMENTS

- ---------------------------------------------------------------------------

(a) Non-income producing security.

(b) Pursuant to Rule 144A of the Securities Act of 1933, these securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.

(c) Securities on loan.

(d) Settlement is on a delayed delivery or when issued basis with final maturity to be announced (TBA) in the future.

(e) Principal only.

(f) Interest only security. The coupon amount represents effective yield.

(g) Floating rate coupon. The stated rate represents the rate at December 31, 1993.

(h) Adjustable rate mortgage coupon. The stated rate represents the rate at December 31, 1993.

(i) For zero coupon bonds and guaranteed insurance contracts, coupon amounts represent effective yields and disclosed principal amounts represent adjusted costs.

(j) Restricted security.

- ---------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF TRUSTEES AND UNITHOLDERS
OF THE GE S&S PROGRAM FUNDS:

We have audited the accompanying statements of assets and liabilities of the GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund, including the schedules of investments as of December 31, 1993, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years of the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1993, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund as of December 31, 1993, the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended, and their financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.







KPMG Peat Marwick

New York, New York
January 28, 1994

GE S&S PROGRAM SUPPLEMENTAL INFORMATION
- ---------------------------------------------------------------------------

The following information is provided for participants in the GE Savings & Security Program and supplements the description of the Program as it appears in the GE Employee Benefits Summary Plan Description booklet as it was amended in 1992 (GE Benefits Handbook).



THE SCHEDULES OF INVESTMENTS FOR THE S&S SHORT-TERM INTEREST FUND AND S&S MONEY MARKET FUND HAVE BEEN INCLUDED AS AN ADDITIONAL FEATURE TO THE SUPPLEMENTAL INFORMATION THIS YEAR.



Following the Schedules of Investments are two tables designed to illustrate the relative market value of investments offered under the Program. Performance data information is based upon historical earnings and is not intended to indicate future performance. The notes are an integral part of these tables.

The Supplemental Information and Schedules of Investments have not been audited.

SCHEDULE OF INVESTMENTS - (Continued)                     December 31, 1993
(Dollars in Thousands) (Unaudited)
- ---------------------------------------------------------------------------

S&S SHORT TERM INTEREST FUND
- ---------------------------------------------------------------------------
                                             Principal
                                                Amount             Value
- ---------------------------------------------------------------------------
BONDS AND NOTES  - 92.2%
U.S. GOVERNMENTS - 16.0%
U.S. Treasury Notes
Coupon            Maturity
- ------            --------
4.125%            06/30/95                     $ 1,900    $        1,903
4.375%            08/15/96                      63,575            63,476(c)
8.75%             10/15/97                       8,605             9,730
9.375%            04/15/96                      43,600            48,294

                                                                 123,403
Federal Agency -
Tennessee Valley Authority
   3.995%, 07/20/95                             15,000            14,963

TOTAL U.S. GOVERNMENTS
   (COST $137,880)                                               138,366

MORTGAGE BACKED - 14.5%

Federal Home Loan Mortgage Corp.
Coupon            Maturity
- ------            --------
3.733%            TBA                            8,900             9,043(d,h)
7.50%             11/01/08                       7,751             8,045

                                                                  17,088

Federal National Mortgage Assoc.
   7.841%, 04/25/20                              1,906             1,992

Government National Mortgage Assoc.
Coupon            Maturity
- ------            --------
4.50%             TBA                           20,500            20,496(d)
5.50%             TBA                           20,500            21,107(d)

                                                                  41,603

COLLATERALIZED MORTGAGE OBLIGATIONS

CMC Securities Corp. 1993-IA1
   5.26%, 09/25/23                              11,254            11,732(h)

Salomon Brothers Mortgage
Securities Inc. 1984-1Z
   8.125%, 11/01/12                              2,508             2,635

Federal Home Loan Mortgage Corp.
Coupon            Maturity
- ------            --------
5.31%             07/15/19                       3,233             3,643(e,i)
7.50%             09/15/20                       9,500             9,794
8.00%             04/15/05                      12,125            12,420

                                                                  25,857
Federal National Mortgage Assoc.
Coupon            Maturity
- ------            --------
4.30%             03/25/18                      10,039            10,802(e,i)
4.60%             07/25/21                       6,072             6,714(e,i)
5.35%             08/25/23                       7,525             7,495(e,i)

                                                                  25,011
TOTAL COLLATERALIZED
   MORTGAGE OBLIGATIONS                                           65,235

TOTAL MORTGAGE BACKED
   (COST $124,519)                                               125,918

ASSET BACKED - 25.2%

First Chicago Master Trust
   3.512%, 02/15/00                             10,000            10,024(g)
First Chicago Master Trust 1993-HA
   3.512%, 04/15/00                             12,100            12,078(g)
First Deposit 1993-1A
   4.90%, 06/15/00                              15,000            15,070
First USA Credit Card Master Trust
   3.612%, 02/15/00                             13,000            13,020(g)
First USA Credit Card Master
   Trust 1993-2A
   3.338%, 04/15/99                              4,950             4,950(g)
Ford Credit Auto Loan Master Trust
   6.875%, 01/15/99                             12,000            12,622
Green Tree Financial Corp.
   3.813%, 07/15/18                              4,664             4,678(g)
Home Equity Loan
   4.65%, 12/20/10                               9,760             9,696
Household Affinity Credit
   Card Trust 1993-1A
   3.512%, 09/15/00                             10,000             9,997(g)

- -----------------------
See Notes to Schedule of Investments

                                             Principal
                                                Amount             Value
- ---------------------------------------------------------------------------
MBNA Master Credit Card Trust
   8.75%, 10/31/95                           $  16,667     $      16,730
MBNA Master Credit Card
   Trust 1993-1A
   3.612%, 03/15/00                             41,550            41,587(g)
MBNA Master Credit Card
   Trust 1993-2A
   3.462%, 07/15/98                              5,000             5,000(g)
Nationsbank Credit Card
   Master Trust 1993-1A
   4.75%, 09/15/98                              15,500            15,458
Society Student Loan Trust
   4.649%, 04/25/03                             27,200            27,363(g)
Standard Credit Card Trust
   5.875%, 07/07/95                             10,000            10,218
Standard Credit Card Trust 1993-3A
   5.50%, 02/07/00                              10,000             9,990

TOTAL ASSET BACKED
   (COST $218,398)                                               218,481

CORPORATE NOTES - 36.5%

Advanta Corp.
   5.125%, 11/15/96                             10,000             9,962
Arkla Inc.
   9.875%, 04/15/97                              3,000             3,263
Associates Corp. North America
   8.625%, 06/15/97                              2,100             2,322
Chase Manhattan Corp.
   7.50%, 12/01/97                              20,000            21,136
Chrysler Financial Corp.
   6.18%, 08/25/98                               5,000             5,067
Chrysler Financial Corp.
   6.50%, 06/15/98                               4,000             4,092
Citicorp
   7.57%, 02/24/95                              10,000            10,364
Citizens & Southern Corp.
   5.25%, 12/19/97                               6,000             5,957(g)
Countrywide Funding Corp.
   5.34%, 04/01/96                              10,000            10,100
Discover Credit Corp.
   3.53%, 06/30/95                               5,000             4,939(g)
Discover Credit Corp.
   3.58%, 07/24/95                               5,000             4,926(g)
First Chicago Corp.
   7.02%, 03/06/95                               5,000             5,167
Ford Motor Credit Corp.
   6.25%, 02/26/98                              10,000            10,243
General Motors Acceptance Corp.
   6.75%, 07/10/97                               9,200             9,523
General Motors Acceptance Corp.
   8.35%, 09/05/96                              12,375            13,308
Hartford Life Insurance Co.
   9.11%, 09/13/95                              33,330            33,330(i,j)
Household Finance Corp.
   8.25%, 03/01/98                               5,475             5,507
Intermediate American
   Development Bank
   11.625%, 12/01/94                            14,320            15,271
ITT Financial Corp.
   7.125%, 10/01/94                              4,000             4,090
Lehman Brothers
   5.04%, 12/15/03                               2,500             2,500
Lockheed Corp.
   3.95%, 05/11/95                              10,000            10,028(g)
Marathon Oil Co.
   9.50%, 03/01/94                              17,816            17,934
Merrill Lynch & Co. Inc.
   5.00%, 12/15/96                               5,000             5,004
Metropolitan Life GAC 114815
   8.74%, 01/05/95                              34,922            34,922(i,j)
National City Corp.
   5.25%, 01/31/97                               7,500             7,463
News America Holdings Inc.
   12.00%, 12/15/01                              5,000             6,037
Sears Roebuck & Co.
   9.25%, 04/15/98                              22,000            24,831
Security Pacific Corp.
   5.25%, 08/15/96                               5,300             5,274(g)
Shearson Lehman Brothers
   6.00%, 12/30/94                               2,850             2,885
Texas Utilities Electric Co.
   5.875%, 04/01/98                              5,000             5,063
- -----------------------
See Notes to Schedule of Investments

SCHEDULE OF INVESTMENTS - (Continued)                     December 31, 1993
(Dollars in Thousands) (Unaudited)
- ---------------------------------------------------------------------------

                                             Principal
                                                Amount             Value
- ---------------------------------------------------------------------------
Time Warner Inc.
   6.05%, 07/01/95                            $ 12,000    $      12,103 (b)
Toronto Dominion Bank
   9.90%, 02/01/99                               4,000            4,019

TOTAL CORPORATE NOTES
   (COST $314,656)                                              316,630

TOTAL INVESTMENTS IN SECURITIES
   (COST $795,453)                                              799,395

TEMPORARY INVESTMENTS  - 20.3%
- ---------------------------------------------------------------------------
Associates Corp. North America
   3.30%, 02/14/94                               1,500            1,494
Bayerische Vereinsbank AG
   3.25%, 01/03/94                              32,600           32,600
Beneficial Corp.
   3.33%, 05/27/94                               3,000            3,000
Credit Suisse
   3.438%, 05/16/94                             15,000           15,000
Creditanstalt
   3.27%, 04/11/94                               5,800            5,747
Dresdner Bank AG
   3.23%, 01/20/94                               4,000            4,000
Federal Farm Credit Bank
   3.13%, 01/21/94                               8,150            8,136
Federal Home Loan Bank
   3.13%, 01/13/94                              10,000            9,990
Federal Home Loan Bank
   3.15%, 01/06/94                              10,000            9,996
Federal Home Loan Bank
   3.18%, 01/18/94                              10,000            9,985
Goldman Sachs Group LP
   3.28%, 01/21/94                               3,800            3,793
Goldman Sachs Group LP
   3.40%, 01/21/94                               5,000            4,991
Mitsubishi Bank
   6.50%, 01/03/94                              27,100           27,100
State Street Cayman Islands
   2.50%, 01/03/94                                 550              550
Toronto Dominion Bank
   5.50%, 01/03/94                              40,000           40,000

TOTAL TEMPORARY INVESTMENTS
   (COST $176,382)                                              176,382

OTHER ASSETS AND
   LIABILITIES (12.5%)                                         (108,480)
                                                            -----------

NET ASSETS - 100%                                           $   867,297
                                                            ===========

- -----------------------
See Notes to Schedule of Investments

- ---------------------------------------------------------------------------

S&S MONEY MARKET FUND
- ---------------------------------------------------------------------------
                                             Principal         Amortized
                                                Amount              Cost
- ---------------------------------------------------------------------------
SHORT TERM INVESTMENTS  - 99.4%
- ---------------------------------------------------------------------------
COMMERCIAL PAPER  - 47.5%

Abbey National PLC
   3.20%, 04/06/94                            $ 17,300      $     17,154
Associates Corp. North America
   3.30%, 02/14/94                              25,000            24,899
Bankers Trust Co.
   3.20%, 01/21/94                              25,000            24,956
Commonwealth Bank Australia
   3.20%, 01/27/94                              25,000            24,942
Goldman Sachs Group LP
   3.22%, 02/02/94                              25,000            24,928
Kredietbank
   3.20%, 01/18/94                               3,000             2,996
Merrill Lynch & Co. Inc.
   3.22%, 02/03/94                              25,000            24,926
Morgan (J.P.) & Co. Inc.
   3.15%, 01/19/94                              10,200            10,184
Morgan Stanley Group Inc.
   3.30%, 01/13/94                              25,000            24,973
National Australia Funding
   3.19%, 01/07/94                              21,600            21,589
San Paolo
   3.23%, 01/20/94                              25,000            24,957
Toronto Dominion Bank
   3.23%, 01/28/94                              25,000            24,939

TOTAL COMMERCIAL PAPER
   (COST $251,443)                                               251,443

BANKER'S ACCEPTANCES  - 1.8%

Union Bank Switzerland
   3.30%, 01/03/94
   (Cost $9,498)                                 9,500             9,498

CERTIFICATES OF DEPOSIT  - 47.7%

Bank of Montreal NY
   3.20%, 01/18/94                              15,000            15,000
Bank of Nova Scotia
   3.25%, 01/21/94                              25,000            25,000
Bayerische Vereinsbank AG
   3.25%, 01/10/94                              25,000            25,000
Commerzebank
   3.20%, 01/25/94                              25,000            25,000
Credit Agricole
   3.35%, 01/10/94                              25,000            25,000
Credit Suisse
   3.20%, 02/07/94                              19,000            19,000
Dresdner Bank AG
   3.18%, 01/24/94                              25,000            25,000
Hessische Landes Bank
   3.34%, 04/25/94                              10,000            10,001
Kredietbank
   3.37%, 01/26/94                              22,000            22,000
Royal Bank of Canada
   3.31%, 01/18/94                               4,500             4,500
Royal Bank of Canada
   3.32%, 01/18/94                              20,000            20,000
Societe Generale
   3.36%, 05/03/94                              11,000            11,000
Societe Generale
   3.50%, 05/17/94                              14,000            14,000
Union Bank Switzerland
   3.23%, 03/15/94                              12,200            12,200

TOTAL CERTIFICATES OF DEPOSIT
   (COST $252,701)                                               252,701

TIME DEPOSITS  - 2.4%

Dai Ichi Kangyo
   6.50%, 01/03/94
   (Cost $12,500)                               12,500            12,500

TOTAL SHORT TERM INVESTMENTS
   (COST $526,142)                                               526,142

OTHER ASSETS AND
   LIABILITIES, NET 0.6%                                           3,132
                                                             -----------

NET ASSETS - 100%                                            $   529,274
                                                             ===========

- -----------------------
See Notes to Schedule of Investments

GE S&S PROGRAM SUPPLEMENTAL INFORMATION
(Unaudited)
- ---------------------------------------------------------------------------
Investment at $100 per Month

The first table illustrates the cumulative value at each year end of an assumed investment in the amount of $100 per month. The table covers an investment beginning January 1, 1991, in U.S. Savings Bonds ("Bonds"), GE Common Stock ("Stock"), S&S Program Mutual Fund ("Mutual Fund"), S&S Short-Term Interest Fund ("ST Fund"), S&S Long-Term Interest Fund("LT Fund"), and S&S Money Market Fund ("MM Fund").


                   VALUE OF INVESTMENT OF $100 PER MONTH (a)

                     Investment Beginning January 1, 1991

                                        BONDS                            STOCK                      MUTUAL FUND
                            ---------------------------      ---------------------------    --------------------------
              CUMULATIVE                     REDEMPTION                     MARKET VALUE                         VALUE
                  AMOUNT                          VALUE                        INCLUDING                     INCLUDING
AT YEAR         INVESTED     CUMULATIVE       INCLUDING       CUMULATIVE      REINVESTED     CUMULATIVE     REINVESTED
ENDED            IN EACH        ACCRUED         ACCRUED       REINVESTED       DIVIDENDS     REINVESTED  DISTRIBUTIONS
DEC. 31            MEDIA       INTEREST        INTEREST        DIVIDENDS         (b) (c)  DISTRIBUTIONS        (b) (d)
- -----------------------------------------------------------------------------------------------------------------------
1991              $1,200            $18          $1,218              $12          $1,338           $ 97         $1,348
1992               2,400             97           2,497               62           2,874            344          2,736
1993               3,600            272           3,872              157           4,978            799          4,315


                                       ST FUND                          LT FUND                       MM FUND
                            ---------------------------      ---------------------------    --------------------------
              CUMULATIVE                                                           VALUE
                  AMOUNT                          VALUE                        INCLUDING                         VALUE
AT YEAR         INVESTED     CUMULATIVE       INCLUDING       CUMULATIVE      REINVESTED     CUMULATIVE      INCLUDING
ENDED            IN EACH        ACCRUED      REINVESTED       REINVESTED   DISTRIBUTIONS        ACCRUED     REINVESTED
DEC. 31            MEDIA       INTEREST        INTEREST    DISTRIBUTIONS         (b) (d)       INTEREST       INTEREST
                                                                 (b) (d)
- -----------------------------------------------------------------------------------------------------------------------
1991              $1,200           $ 49          $1,280             $ 57          $1,319            $40         $1,240
1992               2,400            182           2,601              232           2,664            115          2,515
1993               3,600            367           3,985              633           4,166            219          3,819

NOTES:

(a) The Program provides for Proportionate Company Payments in addition to Employee Contributions. The amounts shown are simply for illustrative purposes and do not reflect any such Proportionate Company Payments.

(b) Cumulative values include the year-end market value of Stock and the Unit Price of Mutual Fund, ST Fund, and LT Fund Units purchased through the reinvestment of income and dividends, as the case may be. Capital gains distributions of $2.03, $2.76, and $3.43 per unit were paid on Mutual Fund Units in 1991, 1992, and 1993, respectively, and capital gain distributions of $0.11 and $0.54 per unit were paid on LT Fund Units in 1992 and 1993, respectively.

(c) The market value of Stock is based on the closing price as of year end, as reported by the Consolidated Tape of New York Stock Exchange listed shares.

(d) The value of Mutual Fund, ST Fund, and LT Fund Units is based on the Unit Price as of year end. Unit Price, which is equal to the net asset value per Unit, is determined in accordance with Section III of the Rules of the Funds. Effective January 1, 1989 the HP Fund was discontinued as an employee savings option. As provided by the Plan, employee contributions, plus accumulated interest, for the year 1989 will be converted into LT Fund Units as of January 1, 1994. The HP Fund rate was 5.6% in 1993.


- ---------------------------------------------------------------------------

$1,000 Investment

This table illustrates the value at year end of an assumed investment of $1,000 beginning January 1, 1991 in Bonds, Stock, Mutual Fund, ST Fund, LT Fund, and MM Fund.




                         VALUE OF INVESTMENT OF $1,000

                     Investment Beginning January 1, 1991

                                        Bonds                            Stock                      Mutual Fund
                            ---------------------------      ---------------------------    --------------------------
                                             Redemption                     Market Value                         Value
                                                  Value                        Including                     Including
At Year                      Cumulative       Including       Cumulative      Reinvested     Cumulative     Reinvested
Ended                           Accrued         Accrued       Reinvested       Dividends     Reinvested  Distributions
Dec. 31                        Interest        Interest        Dividends          (b)(c)  Distributions         (b)(d)
- -----------------------------------------------------------------------------------------------------------------------
1991                                $39          $1,039              $28          $1,032           $102         $1,305
1992                                 91           1,091               68           1,414            234          1,411
1993                                126           1,126              115           1,623            404          1,573



                                       ST Fund                          LT Fund                       MM Fund
                            ---------------------------      ---------------------------    --------------------------
                                                  Value                            Value                    Redemption
                                              Including                        Including                         Value
At Year                      Cumulative      Reinvested       Cumulative      Reinvested     Cumulative      Including
Ended                           Accrued        Interest       Reinvested   Distributions        Accrued     Reinvested
Dec. 31                        Interest          (b)(d)    Distributions          (b)(d)       Interest       Interest
- -----------------------------------------------------------------------------------------------------------------------
1991                                $77          $1,119              $89          $1,155            $66         $1,066
1992                                154           1,189              190           1,235            109          1,109
1993                                222           1,259              333           1,356            146          1,046

     GE S&S Program Mutual Fund and S&S Long Term Interest Fund Operating
      Expenses (as a percentage of average net assets) for the year ended
                              December 31, 1993:



                                        Mutual Fund              LT Fund
- ------------------------------------------------------------------------

Management expenses                            .06%                 .04%
Other Expenses                                 .05%                 .03%
                                                ---                 ----
Total Fund operating expenses                  .11%                 .07%
                                               ====                 ====


The following expenses would be paid on a $1,000 investment assuming 5% annual return:

                              1 Year     3 Years    5 Years     10 Years
- ------------------------------------------------------------------------

Mutual Fund                       $1          $4         $6          $14
LT Fund                            1           2          4            9


The purpose of this table is to assist the investor in understanding the expenses that an investor in the Fund will bear indirectly. This example should not be considered a representation of past or future expenses. Actual expenses may be greater or lesser than those shown.

GE S&S PROGRAM FUNDS INVESTMENT TEAM
- ---------------------------------------------------------------------------

PORTFOLIO MANAGERS

S&S PROGRAM MUTUAL FUND
Eugene K. Bolton

S&S LONG TERM INTEREST FUND
Robert A. MacDougall

TRUSTEES

Dale F. Frey
Chairman of the Board and President, General Electric
Investment Corporation

Eugene K. Bolton
Michael J. Cosgrove
Ralph R. Layman
Alan M. Lewis
John H. Myers
Donald W. Torey
Officers of the General Electric Investment Corporation

SECRETARY

Alan M. Lewis

INVESTMENT ADVISOR

General Electric Investment Corporation

INDEPENDENT AUDITORS

KPMG Peat Marwick

CUSTODIAN

State Street Bank & Trust Company

UNITHOLDER SERVICING AGENT

Address all inquiries to:
Unitholder Servicing Agent
P.O. Box 120065
Stamford, CT 06912-0065

GE S&S PROGRAM FUNDS SERVICES

- ---------------------------------------------------------------------------



TOLL-FREE SERVICES FOR OUR UNITHOLDERS



                               OUTSIDE THE TRUST



Units held outside the Trust were previously distributed to you in the form of securities. Your account balance is evidenced by annual or semi-annual statements of account issued by GE Investments in Stamford, CT.



      GE Inquiry Center             1-800-242-0134

                                    (203) 326-4040

      (Dial Comm)                   8*225-4040



- ---------------------------------------------------------------
1                       2                          3

INFORMATION             SPECIFIC ACCOUNT           TRANSACTION
ONLY                    INFORMATION                PROCESSING

1                       1                          1
Transfer                Account                    Redemption
by Mail                 Balance



2                       2                          2
Redeem                  Last                       Duplicate
by Mail                 Transaction                Tax Forms



3                       3
Change                  Duplicate
Address                 Statement



4

Price Quotes
for Last Day
of Business
- ---------------------------------------------------------------



AUDIO RESPONSE SYSTEM:



To obtain information and process account transactions on you S&S Funds held OUTSIDE the Trust:



*     Call 1-800-242-0134

*     Press 1, on your touch-tone phone to gain access.

*     Press 3, for information on your S&S Funds held outside the Trust.

*     Then select from the options illustrated to the left.



PERSONALIZED SERVICES:



Please press zero (0) on your touch-tone phone, or if you have a rotary dial phone please hold to speak directly to an Inquiry Specialist in order to obtain the the following information on your S&S Funds held OUTSIDE the
Trust:



*     Account Balance Information

*     Statement Information

*     1099 Information

*     Change of Address

*     Change of Income Election

*     Duplicate Statements

*     Outstanding Check Information



                               INSIDE THE TRUST



Units held inside the Trust have been credited to your account by the Savings & Security Program, as the result of payroll deductions. If you are a current employee, the annual "Your Personal Share" statement summarizes your account balance.





For Savings & Security Program Participants to obtain information and process account transactions on your S&S Funds held INSIDE the Trust:





      GE S&S TRANSACTION                    DAILY VALUE, YIELDS/

      PROCESSING CENTER    1-800-432-4313   PERFORMANCE           1-800-843-3359